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                                                                   Exhibit 23.02


                              ACCOUNTANTS' CONSENT



We have issued our report dated February 25, 1999, accompanying the consolidated financial statements of Camco Financial Corporation which are incorporated within the Annual Report on Form 10-K for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said report in Camco's Form S-8.


/s/ Grant Thornton LLP


Cincinnati, Ohio
January 4, 2000